Exhibit 99.1

For Immediate Release

Investor/Media Contact:

Cynthia Sucher 407-622-4700 or 407-595-0142 (cell)

csucher@mpbc.cc

CYBERGUARD ANNOUNCES FOURTH QUARTER, YEAR-END FISCAL YEAR 2003 RESULTS

— Company Reports 48 Percent Revenue Growth for FY2003 Over FY2002 and

Net Income of $4.071 Million Compared to Prior Year Loss of $608,000 —

Ft. Lauderdale, Florida — August 12, 2003 — CyberGuard Corporation (NASDAQ: CGFW), the technology leader in network security, today reported revenues of $32.98 million for the fiscal year ended June 30, 2003, and net income of $4.071 million, compared to revenues the previous fiscal year of $22.34 million and a net loss of $608,000 — a bottom line improvement of $4.679 million over fiscal year 2002. The company reported revenues of $9.003 million for the quarter ended June 30, 2003, compared to revenues of $5.720 for the same quarter a year earlier, an increase of $3.283 million.

This is the first time that CyberGuard has recorded a net profit for the fiscal year. The net income to shareholders for fiscal year 2003 was $0.16 per diluted share compared to a net loss to shareholders of $0.03 per diluted share for fiscal year 2002. For the quarter ended June 30, 2003, there was a net loss to shareholders of $0.17, which was primarily attributable to a one-time charge related to the settlement of a class-action lawsuit that was initially filed in 1998.

Scott Hammack, chairman and chief executive officer of CyberGuard Corporation, stated, “The company continues to make remarkable progress year over year. Our revenues grew 48 percent this year over last. We have had four consecutive quarters of sequential quarter-over-quarter increases. Our continued growth is a clear indication that the company is moving in the right direction.”

Hammack said that CyberGuard’s leadership in the area of application layer firewall protection is contributing to the company’s success. “As more security exploits take advantage of vulnerabilities in Web applications used to transact business, government and industry around the world are demanding application level protection. CyberGuard’s hybrid firewall allows users to choose the level of protection they need from basic packet filtering up to a wide range of the strongest application proxies available for inspection at layer seven.”

Significant events since the start of the fourth quarter include:

•	April 8—CyberGuard opens new federal division offices and training center in Washington, D.C., metro area to accommodate growing demand from U.S. Federal government.

•	April 14—NetOctave division announces FIPS 140-2 (Federal Information Protection Standard) capabilities for its IPsec and SSL hardware acceleration products.

•	April 29—CyberGuard debuts new enterprise class central management solution.

•	April 30—CyberGuard wins SC Magazine award for best firewall at Infosecurity 2003 in London for the second year in a row.

•	June 5—CyberGuard names OpenPSL as new value-added distributor for the United Kingdom.

•	July 1—The Frank Russell Company includes CyberGuard in its reconstituted Russell 3000® Index.

•	July 8—CyberGuard begins trading on The NASDAQ Stock Market and ticker symbol changes to CGFW.

•	July 9—CyberGuard unveils new SL3200, multi-gigabit firewall/VPN appliance.

•	July 14—CyberGuard executives appear live on NASDAQ MarketSite as NASDAQ president officially welcomes CGFW to the exchange.

•	July 17—Major Mideast energy corporation selects CyberGuard firewall/VPN appliances for its network security solution.

(More)

(CYBERGUARD ANNOUNCES FOURTH-QUARTER, YEAR END RESULTS FOR FY 2003	page two)

Conference Call Information

CyberGuard will hold a conference call to review its fiscal year 2003 fourth quarter and year-end results on Tuesday, August 12, 2003, at 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time). Participants should dial 1-706-645-9750 and ask for conference ID number 2157875. A recording of the conference call proceedings will be available from two hours after the call’s conclusion on August 12 until midnight Eastern Time on August 19, 2003. Both U.S. and international callers may listen to the recording by dialing 1-706-645-9291 and requesting conference ID number 2157875. Additional financial information can be found at http://www.cyberguard.com/investors/reports.cfm.

About CyberGuard Corporation

CyberGuard Corporation, the technology leader in network security, provides enterprise and electronic commerce security solutions to Global 2000 companies and governments worldwide. CyberGuard’s award winning, industrial-strength firewall/VPN products and services protect the integrity of data and applications from unauthorized access. CyberGuard’s appliances, which include SL, KS, FS and LX models, hold Common Criteria Evaluation Assurance Level 4+ (EAL4+) certification, the most prestigious and rigorous IT security evaluation available. The company has world headquarters in Ft. Lauderdale, Florida, and branch offices worldwide. More information on CyberGuard Corporation can be found at http://www.cyberguard.com.

Forward-Looking Statements

Statements regarding estimates, expectations and future prospects contained in this press release are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the Company’s history of losses; the Company’s ability to execute on its business plans; the Company’s dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; global economic conditions; and the outcome of a class action lawsuit against the Company. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2002, and other information filed with the Commission.

— Tables Follow –

(CYBERGUARD ANNOUNCES FOURTH-QUARTER, YEAR END RESULTS FOR FY 2003	page three)

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Revenues:
Products	$5,786	$3,690	$22,632	$15,215
Services	3,217	2,031	10,348	7,125

Total revenues	9,003	5,720	32,980	22,340
Cost of revenues:
Products	1,567	1,347	5,884	5,143
Services	846	564	2,687	2,020

Total cost of revenues	2,413	1,912	8,571	7,163

Gross profit	6,590	3,809	24,409	15,177

Operating expenses:
Research and development	2,000	1,107	5,941	4,705
Selling, general and administrative	4,362	2,832	14,947	11,313
Class action settlement	3,900	—	3,900	—

Total operating expenses	10,262	3,939	24,788	16,018

Operating loss	(3,672)	(131)	(379)	(841)

Other income (expense):
Interest income/(expense), net	59	19	144	58
Loss on sale of assets	0	(2)	(33)	(18)
Other income (expense)	98	222	172	193

Total other income (expense)	157	239	283	233

Net income (loss) before income tax (charge)/benefit	(3,515)	109	(96)	(608)

Income tax (charge)/benefit	(2)	—	4,167	—

Net income/(loss)	$(3,517)	$109	$4,071	$(608)

Basic earnings/loss per common share	$(0.17)	$0.01	$0.21	$(0.03)

Weighted average number of common shares outstanding	20,704	19,019	19,856	18,779

Diluted earnings/loss per common share	$(0.17)	$0.00	$0.16	$(0.03)

Weighted average number of common shares outstanding	20,704	22,317	24,893	18,779

(CYBERGUARD ANNOUNCES FOURTH-QUARTER, YEAR END RESULTS FOR FY 2003	page four)

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Amounts in thousands)

	June 30, 2003	June 30, 2002
ASSETS
Cash and cash equivalents	$12,095	$6,166
Restricted cash	379	44
Accounts receivable, less allowance for uncollectible accounts of $707 at June 30, 2003, and $109 at June 30, 2002	7,608	5,152
Inventory	359	442
Other current assets	967	801
Receivable from insurance company	6,500

Total current assets	27,908	12,605
Property and equipment at cost, less accumulated depreciation of $3,374 at June 30, 2003 and $2,335 at June 30, 2002	1,762	1,212
Capitalized software, net	158	219
Intangibles, net	799	—
Other assets	283	94
Deferred tax asset, net	4,249	—

Total assets	$35,159	$14,130

LIABILITIES AND SHAREHOLDERS’ EQUITY
Note payable	$—	$140
Accounts payable	1,215	778
Deferred revenue	5,697	3,951
Litigation payable	10,400	—
Accrued expenses and other liabilities	3,176	2,305

Total liabilities	20,488	7,174

Commitments and contingencies	—	—

Total shareholders’ equity	14,671	6,956

Total liabilities and shareholders’ equity	$35,159	$14,130

(CYBERGUARD ANNOUNCES FOURTH-QUARTER, YEAR END RESULTS FOR FY 2003	page five)

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands)

	Year Ended
	June 30, 2003	June 30, 2002
Cash flows from operating activities:
Net income/(loss)	$4,071	$(608)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation	1,048	817
Amortization	544	694
Loss on disposal of property & equipment	33	18
Deferred tax benefit	(4,249)	—
Provision for uncollectible accounts receivable	598	73
Provision for inventory reserve	—	(68)
Compensation expense related to stock options	81	156
Non cash expense for company 401(k) match	362	259
Translation adjustment	(91)	(33)
Changes in assets and liabilities (excluding the effect of acquisition):
(Increase)/Decrease in restricted cash	(335)	736
(Increase) in accounts receivable	(3,053)	(1,078)
(Increase)/Decrease in other current assets	(122)	264
(Increase) in inventories	(439)	(113)
(Increase)/Decrease in other, net	(189)	(4)
Increase/(Decrease) in accounts payable	437	(189)
Increase/(Decrease) in accrued expenses and other liabilities	334	(65)
Increase/(Decrease) in deferred revenue	1,746	1,643
(Increase) in receivable from insurance company	(6,500)	—
Increase in litigation payable	10,400	—

Net cash provided by (used in) operating activities	4,676	2,503

Cash flows used in investing activities:
Capitalized software costs	(179)	(172)
Purchase of property & equipment	(666)	(805)
Proceeds from the sale of property & equipment	—	2
Acquisition of certain assets of NetOctave	(300)	—

Net cash used in investing activities	(1,145)	(975)

Cash flows provided by (used in) financing activities:
Retirement of convertible debt	—	(37)
Repayment of notes payable	(140)	(16)
Net repayment under revolving line of credit	—	(763)
Proceeds from stock options exercised	2,442	523
Proceeds from issuance of common stock in stock purchase plan	96	160

Net cash provided by (used in) financing activities	2,398	(133)

Net increase (decrease) in cash	5,929	1,395
Cash and cash equivalents at beginning of period	6,166	4,771

Cash and cash equivalents at end of period	$12,095	$6,166

Supplemental disclosure of cash flow information
Cash paid for interest	7	62

Cash paid for income taxes	112	—